Exhibit 10.2

ADMINISTRATIVE SERVICES AGREEMENT

between

SEADRILL MANAGEMENT AS

and

NORTH ATLANTIC MANAGEMENT AS

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Schedule 1	Management Agreements as of [—] 2011

Schedule 2	The NADL Group as of [—] 2011

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THIS ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is made on this [—]th day of September, 2011 between:

(1)	NORTH ATLANTIC MANAGEMENT AS of Løkkeveien 111, 4007 Stavanger, Norway (the “Customer”);

and

(2)	SEADRILL MANAGEMENT AS of Løkkeveien 111, 4007 Stavanger, Norway (the “Service Provider”)

(hereinafter jointly referred to as the “Parties” and, individually, as a “Party”.)

WHEREAS:

(A)	The Customer is a wholly owned subsidiary of North Atlantic Drilling Limited (“NADL”), a limited company incorporated in Bermuda whose shares are in the process of being listed on the Oslo Stock Exchange.

(B)	NADL is, through wholly owned subsidiaries, the owner and operator of a number of drilling rigs engaged in the offshore exploration of hydrocarbons in the North Atlantic Basin.

(C)	NADL has established the Customer for the purpose of organising the management functions required by itself and its subsidiaries (the “NADL Group”), such services being provided on the terms set forth in the written management agreements referred to in Schedule 1 hereto (the “Management Agreements”).

(D)	The Service Provider is a wholly owned subsidiary of Seadrill Limited (“Seadrill”) and a provider of administrative services to Seadrill and its subsidiaries.

(E)	Seadrill is, as of the date hereof, the owner of approx. 75% of NADL’s shares.

(F)	The Customer has, in order to reduce its own costs and benefit from the competence and experience of the Service Provider’s senior management team, requested the Service Provider to make certain administrative services available to it as a sub-contractor, such services to be made available to the NADL Group within the scope of the Management Agreements.

(G)	The Service Provider has, on the terms set forth herein, agreed to the Customer’s request.

NOW THEREFORE, the Parties have agreed as follows:

1.	CONFIRMATION OF ENGAGEMENT

1.1	The Customer hereby confirm the engagement of the Service Provider, effective from 1 April 2011 (the “Effective Date”), as provider of the administrative services described in Clause 4 below on the terms and conditions set forth herein.

2.	THE NADL GROUP

2.1	The entities in the NADL Group as of the date hereof are identified in Schedule 2 hereto. The Service Provider agrees and accepts that the Services (as defined in Clause 4 below) will be provided to the Customer for the benefit of (i) the Customer itself or (ii) one or several of the entities in the NADL Group.

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2.2	The Parties agree to regularly update Schedules 1 and 2 so as to take into account any changes in the structure of the NADL Group and the Management Agreements during the term of this Agreement.

3.	THE SERVICE PROVIDER’S STATUS

3.1	The Service Provider shall, by making certain of its senior personnel available to the Customer on a part time basis, provide the Customer with the Services.

None of the individuals employed by the Service Provider who perform the Services on its behalf shall, as a consequence thereof, establish any employment relationship with the Customer or any other entity in the NADL Group.

3.2	The Service Provider shall only be responsible for the performance of the Services towards the Customer.

3.3	The authority of the Service Provider and its employees to act on behalf of the Customer or any other entity in the NADL Group shall always be limited to such as is specifically delegated to it herein or through a resolution of the board of any such entity.

4.	THE SERVICES

4.1	The Service Provider shall make individuals from its own organisation available to the Customer in order to fill the following positions in the Customer’s organisation:

(i)	chief executive officer (“daglig leder”);

(ii)	chief financial officer;

(iii)	head of investor relations;

(iv)	head of tax planning and compliance;

(v)	head of treasury;

(vi)	senior accountant; and

(vii)	general counsel

(each	a “Secondee” and, collectively, the “Secondees”).

Each Secondee shall be presented to and approved by the Customer. The Service Provider shall, following such approval, have the right to substitute any Secondee with another employee subject to the same being approved by the Customer.

The Secondees shall be made available to the Customer on a part time basis in order to support and manage the Customer’s own administrative resources. None of the Secondees shall receive any compensation from the Customer for services rendered.

The Secondee acting as chief executive officer shall report to the Customer’s board. The other Secondees shall, when performing the Services, report to the Secondee acting as chief executive officer.

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The Secondees shall, when performing the Services, be subject to such internal guidelines and routines as shall be applicable to the Customer’s other employees.

4.2	The Secondees shall, in the roles assigned to them in the Customer’s organisation, perform the following services:

(i)	The chief executive officer

The Secondee holding this position shall:

•	have the responsibilities of a “daglig leder” pursuant to the Norwegian Limited Companies Act;

•	be responsible for the overall organisation of the Customer’s resources in pursuit of the objectives set by its board;

•	be responsible for the implementation of the decisions passed by the Customer’s board; and

•	be responsible for the Customer’s compliance with the Management Agreements;

(ii)	The Chief Financial Officer

The Secondee holding this position shall be responsible for the overall financing of the NADL Group’s assets and activities;

(iii)	The IR responsible

The Secondee holding this position shall be responsible for the following up of the Customer’s obligations related to NADL’s investor relations;

(iv)	Tax planning and tax compliance

The Secondee holding this position shall be responsible for the following up of the Customer’s obligations related to tax planning and tax compliance;

(v)	Head of Treasury

The Secondee holding this position shall be responsible for the compliance by the Customer with its obligations in relation to the NADL Group’s treasury functions;

(vi)	Senior Accountant

The Secondee holding this position shall support the Customer’s own accounting organisation in general and, in particular, be responsible for the consolidation and finalisation of the NADL Group’s public accounts; and

(vii)	General Counsel

The Secondee holding this position shall be responsible for the Customer’s internal legal advisory requirements;

all within the scope of the Management Agreements.

4.3	The services to be provided by the Secondees pursuant to Clause 4.2 above shall be supplemented by such general administrative support as the Customer shall require in order to meet its obligations under the Management Agreements in a professional manner (these services hereinafter collectively referred to as the “Services”)
.

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In allocating such supporting resources, the Service Provider shall always seek cost efficient solutions and shall, over time, seek to transfer specific responsibilities to and develop the Customer’s own organisation in line with such plans for this as shall be set by the Customer’s board of directors from time to time.

5.	GENERAL CONDITIONS

5.1	The Service Provider shall, in performing its duties hereunder, effectively and faithfully serve the Customer and the NADL Group. In exercising the powers and authorities hereby conferred on it, the Service Provider shall:

(a)	always use its best endeavours to protect and promote the interests of the Customer and the NADL Group;

(b)	observe all applicable laws and regulations relevant to the activities of the Customer and the NADL Group;

and

(c)	always act in accordance with professional management practice.

5.2	All discounts, commissions and other benefits received by the Service Provider and/or its employees (including, but not limited to, the Secondees) from third parties as a consequence of the provision of the Services shall be disclosed to the Customer and, unless otherwise agreed, placed at the Customer’s disposal.

5.3	The Customer shall, at all times, be allowed full access to the accounts and records of the Service Provider which are relevant to the performance of the Services.

Representatives of the Customer’s or the NADL Group’s auditors shall always be considered authorised to access such accounts and records.

5.4	The Service Provider shall, upon request, provide the Customer with copies of all documents relevant to the Customer or the NADL Group in its possession and otherwise compile such facts and records on the basis of such documents as shall, from time to time be requested by the Customer.

6.	MANAGEMENT FEE – REIMBURSEMENT OF COSTS

6.1	The Customer shall pay the Service Provider a fee (the “Management Fee”) as consideration for the Service Provider’s provision of the Services.

6.2	Cost base for the Management Fee

For the purpose of this Agreement, the term “Operating Costs” shall be defined as all operating costs incurred by the Service Provider in rendering the Services, including:

a.	salary, pension and other costs attributable to the Service Provider’s employees engaged in performing the Services;

b.	the Service Provider’s expenses for materials and supplies consumed in rendering the Services;

c.	such part of the Service Provider’s office expenses as are attributable to the rendering of the Services;

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d.	such part of the depreciation of the Service Provider’s fixed assets as are attributable to the rendering of the Services; and

e.	all other direct and indirect operating costs incurred by the Service Provider attributable to the rendering of the Services.

The Operating Costs shall exclude non-operational costs, such as:

a.	financial expenses, including interest costs; and

b.	taxes on net profits.

The Operating Costs shall exclude fees and other costs paid to third party subcontractors engaged by the Service Provider in the rendering of the Services (“Pass-Through-Costs”).

6.3	Preliminary Fee: calculation and payment

The Service Provider shall, prior to the end of each year, prepare a complete budget for the Operating Costs and Pass-Through Costs in the coming year. The budget shall be based on an activity level corresponding to the activity level in the fourth quarter of the year in which the budget is made and reasonable assumptions as to the expected amount of the Operating Costs and Pass-Through Costs in the coming year.

The Customer undertakes to provide the Service Provider with such information on its requirements for the Services as shall be required by the Service Provider for the purpose of this process.

A preliminary fee due from the Customer to the Service Provider for the coming year (the “Preliminary Fee”) shall then be calculated. The Preliminary Fee shall consist of the sum of:

a.	the budgeted Operating Costs plus a mark-up of 5%; and

b.	the budgeted Pass-Through Costs.

The Preliminary Fee and the budget on which it is based shall be presented to the Customer no later than 1 December each year.

The Preliminary Fee shall be paid by the Customer to the Service Provider in advance on a quarterly basis, on 1 January, 1 April, 1 July and 1 October. Each of the quarterly amounts shall equal 25 % of the Preliminary Fee for the relevant year.

In the event the sum of the actual Operating Costs and Pass-Through Costs for any quarter deviates significantly from the budgeted Operating Costs and Pass-Through Costs for that quarter, the Parties may agree on a corresponding adjustment of the subsequent quarterly payment of the Preliminary Fee.

6.4	Settlement of Management Fee

When the Service Provider’s annual accounts have been prepared, the Management Fee shall be finally calculated, based on those accounts. The Management Fee shall equal the sum of:

a.	the actual Operating Costs in the relevant year plus a mark-up of 5%; and

b.	the actual Pass-Through Costs in the relevant year.

If the Management Fee exceeds the Preliminary Fee paid by the Customer, the difference shall be paid as a “Positive Settlement Payment” by the Customer

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to the Service Provider. If the Management Fee is less than the Preliminary Fee, the difference shall be paid as a “Negative Settlement Payment” by the Service Provider to the Customer.

The Positive Settlement Payment or Negative Settlement Payment, as applicable, shall take place no later than 15 days after the date when the Service Provider’s annual accounts have been finalized and audited.

7.	AUTHORITY

7.1	The Service Provider is, within the scope of the Services and subject to the limitations set forth below, authorised to act on the Customer’s behalf and shall, in so doing, obligate the Customer by its signature.

The general authority set forth above shall be limited as follows:

(i)	The Service Provider shall not be authorised to act for the Customer outside the scope of the Services unless specifically authorised by the Customer or an entity in the NADL Group, as applicable; and

(ii)	The Service Provider’s general authority shall always be limited by applicable laws (including, but not limited to Bermuda law) and the specific limitations set forth herein.

7.2	The Customer hereby ratifies, confirms and undertakes, at all times, to allow, ratify and confirm all actions the Service Provider and/or its employees (including the Secondees) shall lawfully take or cause to be taken on the Customer’s behalf in the bona fide performance of the Services.

8.	INDEMNITY

8.1	The Service Provider shall be under no responsibility or liability for any loss or damage, whether as a loss of profits or otherwise, to the Customer or any other entity in the NADL Group arising out of any act or omission involving any error of judgment or any negligence on the part of the Service Provider or any of its employees (including the Secondees) in connection with the performance of the Services.

8.2	The Customer agrees to indemnify and keep the Service Provider and its employees (including the Secondees) indemnified against any and all liabilities, costs, claims, demands, proceedings, charges, actions, suits or expenses of whatsoever kind or character that may be incurred or suffered by any of them howsoever arising (other than by reason of fraud or dishonesty on their part) in connection with the provisions of the Services.

If the Customer requires the Service Provider or any of the Secondees to take any action which, in the opinion of the Service Provider, might make the Service Provider or any of the Secondees liable for the payment of any money or liable in any other way, the Service Provider and such Secondee shall be kept indemnified by the Customer in an amount and a form satisfactory to it as a prerequisite to take such action.

8.3	The indemnities provided by the Customer hereunder shall cover all reasonable costs and expenses payable by the Service Provider or a Secondee in connection with any claims to which the indemnity obligation of the Customer applies.

8.4	The indemnification provided by the Customer pursuant to this Clause 9 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, the bye-laws of the Customer or otherwise, and shall continue after the termination of this Agreement.

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9.	CONFIDENTIALITY

9.1	All Confidential Information furnished to the Service Provider, a Secondee or any of its other employees as a consequence of this Agreement, shall be and remain the property of the Customer, and shall be kept confidential by the Service Provider.

For the purpose of this clause “Confidential Information” shall mean information relating to the business of the Customer and the NADL Group which the Service Provider becomes aware of, or generate in the course of or in connection with the performance of the Services.

The provisions of this Clause 10.1 shall not apply to Confidential Information which is:

(i)	required to be disclosed by law or court order; or

(ii)	becomes public knowledge otherwise than as a result of the conduct of the Service Provider.

10.	TERMINATION

10.1	Each Party may terminate this Agreement following no less than 1 month’s prior written notice to the other Party.

10.2	Termination shall be without prejudice to any rights or liabilities of the Parties hereto arising prior to termination or in respect of any act or omission occurring prior to termination.

10.3	In the event of termination, the Management Fee shall be paid up to the date of termination (after taking into account such additional amounts, if any, as time spent and the responsibility undertaken by the Service Provider during the relevant period immediately prior to termination justify).

10.4	Upon the termination of this Agreement, the Service Provider shall hand over to the Customer all books of account, correspondence and records relating to the affairs of the Customer and the NADL Group which are the property of the Customer and which are in its possession.

11.	DEFAULT

11.1	If the Service Provider shall, by any act or omission, be in material breach of any material obligation under this Agreement and such breach shall continue for a period of seven (7) days after written notice thereof has been given by the Customer to the Service Provider, the Customer shall have the right to terminate this Agreement with immediate effect for itself by written notice to the Service Provider.

The right to terminate this Agreement shall be in addition to and without prejudice to any other rights which the Customer may have against the Service Provider hereunder.

11.2	Each Party may forthwith, by notice in writing to the other Party, terminate this Agreement if an order is made or a resolution passed for the winding up of the

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other Party or if a receiver be appointed of the business or property of the other Party, or if the other Party shall cease to carry on its business or makes any special arrangements or composition with its creditors or if any event analogous with any of the foregoing occurs under any applicable law with relevance to the other Party.

12.	FORCE MAJEURE

No Party shall incur liability of any kind or nature whatsoever in relation to the other Party in the event of a failure to perform any of its obligations hereunder if such failure is directly or indirectly caused by circumstances beyond its control such as war or war-like activities, government orders, riots, civil commotion, strike, lock-out or similar actions, an act of God, peril of the sea or any other similar cause.

In the event that a situation gives rise to force majeure which prevents the Service Provider from performing the Services, whether in whole or in part, the Parties agree that the Service Provider may, in good faith, obtain substitute performance; provided, however, if such situation continues for a period longer than one (1) month, the Customer shall be entitled to terminate this Agreement by giving fourteen (14) days prior written notice in writing to the Service Provider.

13.	NOTICES

13.1	All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by ordinary mail, telefax, email or delivered by hand at the following addresses:

If to the Service Provider:

Seadrill Management AS

Visiting address:

Løkkeveien 111

4007 Stavanger

Norway

Postal address:

P.O.Box 110

4001 Stavanger

Norway

Fax:                +47

Telephone:     +47

Att.:                CEO

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If to the Customer:

North Atlantic Management AS

Visiting address:

Løkkeveien 111

4007 Stavanger

Norway

Postal address:

P.O.Box 110

4001 Stavanger

Norway

Fax:                +47 51 30 90 01

Telephone:     +47 51 30 90 00

Att.:                CFO

or such other address as a Party may designate to the other Party in writing.

14.	MISCELLANEOUS

14.1	No Party shall be entitled to assign its rights and/or obligations under this Agreement unless the prior written consent of the other Party has been obtained.

14.2	Nothing in this Agreement shall be deemed to constitute a partnership between the Parties.

14.3	No term of this Agreement is enforceable by a person who is not a party to it.

14.4	This Agreement shall not be amended, supplemented or modified save by written agreement signed by or on behalf of both Parties.

15.	GOVERNING LAW AND ARBITRATION

15.1	This Agreement shall be governed by Norwegian law.

15.2	Any dispute, controversy or claim arising out of or relating to this Agreement (including the breach, termination or invalidity thereof), shall be settled by arbitration in accordance with the provisions of the Norwegian Arbitration Act 2004.

The arbitration proceedings shall be held in Oslo and shall, if either Party so requests, be conducted in the English language.

For and on behalf of	For and on behalf of
SEADRILL MANAGEMENT AS	NORTH ATLANTIC MANAGEMENT AS

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Schedule 1

THE MANAGEMENT AGREEMENTS

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Schedule 2

THE SUBSIDIARIES

(as of [—], 2011)

North Atlantic Alpha Ltd.

North Atlantic Phoenix Ltd.

North Atlantic Epsilon Ltd.

North Atlantic Navigator Ltd.

North Atlantic Elara Ltd.

North Atlantic Venture Ltd.

North Atlantic Linus Ltd.

North Atlantic Elara II Ltd. 1

North Atlantic Crewing Ltd.

North Atlantic Norway Ltd.2

[1]	Currently inactive
[2]	Not including its Norwegian branch which is managed under a separate agreement

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